As filed with the Securities and Exchange Commission on November 5, 2001

                                                      Registration No. 333-68720


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                          -----------------------------
                         Post Effective Amendment No. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                          THE COLONIAL BANCGROUP, INC.

             (Exact name of Registrant as specified in its charter)


         Delaware                                6711                                    63-0661573
(State of Incorporation)              (Primary Standard Industrial            (I.R.S. Employer Identification No.)
                                       Classification Code Number)

    One Commerce Street, Suite 800                                                      (334) 240-5000
      Montgomery, Alabama 36104                                                         (Telephone No.)
(Address of principal executive offices)

                  --------------------------------------------

                               William A. McCrary
                              Senior Legal Counsel
                              Post Office Box 1108
                            Montgomery, Alabama 36101
                     (Name and address of agent for service)

                                   Copies to:

                                Willard H. Henson
                     Miller, Hamilton, Snider & Odom, L.L.C.
                         One Commerce Street, Suite 305
                            Montgomery, Alabama 36104

            Approximate date of commencement of proposed sale to the
             public: As soon as practicable after the effective date
                         of this Registration Statement.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

         The Colonial BancGroup, Inc. ("BancGroup") registered 4,996,407 shares of its Common Stock on Form S-4, registration no. 333-68720, in connection with the acquisition of Manufacturers Bancshares, Inc. ("Manufacturers"), a Florida corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options of Manufacturers following the merger. Such registration was declared effective on September 11, 2001.

         A total of 4,334,440 shares were issued in the merger on October 25, 2001, and 123,997 shares were issued pursuant to the exercise of Manufacturers options following the merger. A total of 4,458,437 shares were issued in the merger and pursuant to the exercise of stock options after the merger. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 537,970 shares from registration, which represents the number of shares registered less the number of shares issued in the merger and the number of shares issued pursuant to Manufacturers options.

                                    SIGNATURE

         Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 2nd day of November, 2001.

                                                 THE COLONIAL BANCGROUP, INC.



                                                 By: /s/ W. Flake Oakley
                                                     ------------------------
                                                     W. Flake Oakley
                                                     Executive Vice President,
                                                     Chief Financial Officer and
                                                     Secretary